Exhibit 10.16
Form of Stock Option Agreement
SHARE OPTION AGREEMENT
To:
      On                      you were granted this option (the “Option”) pursuant to the IPC Holdings, Ltd. (the “Company”) Stock Option Plan (the “Plan”) to purchase                       shares of Voting Common Stock, par value $0.01 per share, of the Company at an exercise price of                        per share, subject to the terms and conditions of the Plan as supplemented by this Option. A copy of the Plan is available at the Company’s principal executive offices which at the date hereof are located at American International Building, 29 Richmond Road, Pembroke HM08, Bermuda (“Principal Executive Offices”).
      1. Vesting; Term. For purposes of Section 6.3 of the Plan, this Option shall vest and become exercisable in four equal annual installments on each of the next four anniversaries of the date of this grant. For purposes of Section 6.5 of the Plan, this Option shall expire at the close of business on .
      2. Non-Transferability of Option. This Option is non-transferable as provided in Section 6.6 of the Plan.
      3. Mechanics of Exercise. This Option may be exercised only by written notice to the Secretary of the Company at its Principal Executive Offices, or to such other person or at such other address as the Company may provide to you for this purpose. The notice shall state the election to exercise this Option and the number of shares in respect of which it is being exercised at such time and shall be signed by you. In the event this Option becomes exercisable by another person or persons upon your death pursuant to the Plan, the notice of exercise shall be accompanied by appropriate proof of the right to exercise this Option.
      4. Agreement to Furnish Information. At or prior to the time of exercise of all or a portion of this Option, you agree to furnish such information as the Committee (as defined in the Plan) may in its discretion deem necessary or advisable to assure compliance by the Company with the provisions of any applicable legal requirements.
      5. Governing Law. This Agreement shall be construed and its provisions enforced and administered in accordance with laws of Bermuda.

IPC Holdings, Ltd.	Accepted and agreed:

By:
Name:
Title: